UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Amended and Restated Wholesale Financing Agreement Between RTC – Canada and BMO

On July 15, 2022, Rush Truck Centres of Canada Ltd. (“RTC-Canada”), a subsidiary of Rush Enterprises, Inc. (“Rush”), entered into that certain Amended and Restated BMO Wholesale Financing and Security Agreement (the “Agreement”) with Bank of Montreal (“BMO”).

Pursuant to the terms of the Agreement, BMO agreed to make up to $116.7 million CAD of revolving credit loans to finance RTC-Canada’s purchase of new and used vehicle inventory. Loans to purchase used vehicle inventory are limited to twenty percent (20%) of the credit limit available at such time. RTC-Canada may borrow, repay and reborrow loans from time to time until the maturity date, provided, however, that the outstanding principal amount on any date shall not exceed the credit limits set forth above with respect to new and used vehicles.

In addition, with respect to each new vehicle inventory loan that remains outstanding more than 12 months, RTC-Canada must repay: (i) 10% of the original amount of the loan on the first anniversary of the loan; (ii) 5% of the original amount of the loan on each of the 18th and 24th month anniversary of the loan; and (iii) 5% of the original amount of the loan each month after the two-year anniversary of the loan. With respect to each used vehicle inventory loan that remains outstanding more than 12 months, RTC-Canada must repay: (i) 10% of the original amount of the loan on each of the 12th, 15th and 18th month anniversary of the loan; and (ii) 5% of the original amount of the loan each month after the 18th month anniversary of the loan.

Advances under the Agreement bear interest per annum, payable on the first business day of each calendar month, at the Canadian Dollar Offered Rate (CDOR), plus 0.90% and in the case of an advance required to be made in USD dollars, at the London Interbank Offered Rate (LIBOR), plus 1.10%. Each request by RTC-Canada for an advance must be approved by BMO in its sole discretion. RTC-Canada may voluntarily prepay advances at any time and there is no prepayment premium or unused commitment fee.

RTC-Canada granted BMO a security interest in (i) all new and used vehicles held as inventory, including, without limitation, trucks, tractors, buses, trailers, semi-trailers, chassis and glider kits, together with all attachments, accessions, accessories, exchanges, replacement parts, substitutions, repairs, additions, improvements and enhancements thereto and all chattel paper, documents, certificates of title, certificates of origin, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect thereto and (ii) all cash and non-cash proceeds of any of the foregoing, in order to secure their obligations under the Agreement.

The Agreement expires September 14, 2026. If an event of default exists under the Agreement, BMO will be able to terminate the Agreement and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following is an event of default under the Agreement:

●	failure to make timely payments with respect to the loan or to perform any obligations owed to BMO, as such obligations are set forth in the Agreement;

●	any material breach of the Agreement or falsity of any warranty, representation or statement made by RTC-Canada;

●	bankruptcy or other insolvency events;

●
if there occurs (i) an appropriation, (ii) confiscation, (iii) retention, or (iv) seizure of control, custody or possession of the Collateral (as defined in the Agreement) by any Governmental Authority (as defined in the Agreement);

●	default by a guarantor or a third party under any guarantee, collateral agreement or other support agreement relating to the Liability (as defined in the Agreement);

●
if any change occurs in (i) the legality, validity or enforceability of the Agreement of any of the Existing Security (as defined in the Agreement); or (ii) the perfection or priority of any of the Security Interests (as defined in the Agreement) constituted by this Agreement or the Existing Security; in each case which has had or could, in the reasonable opinion of BMO, reasonably be expected to have a material adverse effect on RTC-Canada’s business;

●	dissolution, merger or consolidation, or a material change in ownership of RTC-Canada;

●
if any change occurs in the business, affairs, operations, assets, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of RTC-Canada or any of its affiliates that has had or could, in the reasonable opinion of BMO, reasonably be expected to have a material adverse effect on RTC-Canada or its affiliates;

●	RTC-Canada fails to pay any final judgment or court order;

●	termination of the dealership agreements between RTC-Canada and Navistar, Inc.;

●
if at any time, in the reasonable opinion of BMO, the prospect of payment or performance hereunder is impaired or the Collateral is insecure, including without limitation RTC-Canada’s default under any agreement with any third party that has had or could, in the reasonable opinion of BMO, reasonably be expected to have a material adverse effect; or

●	if certain of the events described above occur with respect to Rush.

Rush has guaranteed RTC-Canada’s obligations under the Agreement pursuant to that certain Amended and Restated Guaranty Agreement dated as of July 15, 2022 between Rush and BMO (the “Amended and Restated Guaranty Agreement”).

The Agreement amends and restates the BMO Wholesale Financing and Security Agreement and Supplemental Agreement, each dated February 21, 2019, between BMO and RTC-Canada.

The foregoing description is qualified in its entirety by reference to the full text of (i) the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference and (ii) the Amended and Restated Guaranty Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Guaranty Agreement

As previously announced, on May 2, 2022, Rush acquired an additional 30% interest in RTC-Canada, bringing Rush’s total ownership if RTC-Canada to 80%. As a result of Rush’s additional ownership interest in RTC-Canada, Rush agreed to amend and restate the guaranty agreement dated April 25, 2019, between Rush and BMO, which was capped at $250.0 million (the “Guaranty Cap”). The Amended and Restated Guaranty Agreement removes the Guaranty Cap.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Guaranty Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Agreement and the Amended and Restated Guaranty Agreement is incorporated into this Item 2.03 by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	First Amended and Restated BMO Wholesale Financing and Security Agreement dated as of July 15, 2022, between BMO and Rush Truck Centres of Canada Limited.
10.2	Amended and Restated Guaranty Agreement dated as of July 15, 2022, between Rush Enterprises, Inc. and BMO.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: July 21, 2022	By:	/s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel and
Corporate Secretary